Exhibit 99.1

For Immediate Release	Release No. 08-001

INDUSTRIAL DISTRIBUTION GROUP, INC. (NASDAQ: IDGR)	For Additional Information, Contact: Jack P. Healey Executive Vice President and Chief Financial Officer Industrial Distribution Group, Inc. (404) 949-2100 www.idglink.com

INDUSTRIAL DISTRIBUTION GROUP, INC. ENTERS INTO MERGER AGREEMENT TO BE ACQUIRED BY AN AFFILIATE OF PLATINUM EQUITY ADVISORS, LLC

Industrial Distribution Group Stockholders to Receive $10.30 Per Share

ATLANTA, February 20, 2008 – Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR)), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions services to manufacturers and other industrial users, announced today that it has signed a merger agreement for the Company to be acquired by an affiliate of Platinum Equity Advisors, LLC (“Platinum Equity”) in a transaction that will pay $10.30 per share in cash to the Company’s stockholders.  The holders of outstanding options for IDG common stock will become fully vested in connection with the merger, and will be paid the positive difference, if any, between $10.30 per share and the exercise price of the options.  The transaction value of approximately $113.0 million includes the acquisition of all of IDG's outstanding shares and options for approximately $102.9 million, and the assumption of all Company debt.

The Company’s Board of Directors, and the Platinum Equity affiliates involved in the proposed merger, have approved the transaction, which is subject to approval by the stockholders of IDG and the satisfaction of customary closing conditions.  The obligation of Platinum Equity to consummate the proposed merger is not conditioned upon the receipt of any outside financing.  A special meeting of IDG stockholders to consider and vote on the proposed merger will be called and held as promptly as possible, consistent with requirements of the Securities and Exchange Commission and the Nasdaq Market. The Board of Directors, on the unanimous recommendation of its special committee of independent directors that had been formed to undertake a review of the strategic alternatives available to the Company, unanimously approved the merger agreement with Platinum Equity and will recommend that IDG’s stockholders approve the merger agreement at the upcoming special stockholders meeting.  If approved by the stockholders and the closing conditions are satisfied or waived, the parties expect to consummate the transaction promptly thereafter.

The special committee was formed on July 30, 2007 to conduct the strategic review and provide recommendations to the Board of Directors, and on August 20, 2007, the special committee engaged Robert W. Baird & Co. to serve as its financial advisor. Since that time, the special committee has been evaluating, with the assistance of Baird, a wide range of options potentially available to the Company.  With respect to the proposed acquisition by Platinum Equity, Baird has delivered an opinion to the Board of Directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of IDG.

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“We are very enthused about this transaction with Platinum Equity, which we believe will provide excellent value to our stockholders,” commented Richard M. Seigel, Chairman of the Board of the Company, who also chaired the special committee.

“We are pleased with the new and exciting opportunities that being a part of Platinum Equity will offer our company and our customers,” said Charles A. Lingenfelter, the Company’s President and Chief Executive Officer.   “We believe that Platinum Equity’s service industry focus will provide a great fit for our Company and constituents,” Mr. Lingenfelter added.

"We are very excited about the IDG business and its potential synergy with our existing portfolio company, Strategic Distribution Inc.," said Jim Hoffer, senior vice president for operations at Platinum Equity. "The SDI management team has already identified several key areas of strategic organic growth for collaboration with the IDG management team, and we are keen to complement those organic initiatives with continued M&A opportunities. A strong partnership between SDI and IDG will position both companies to better serve their existing customers and the outsourced MROP market."

ABOUT IDG

IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.

Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.

IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.

ABOUT PLATINUM EQUITY

Platinum Equity is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, manufacturing and entertainment distribution. Since its founding in 1995 by Tom Gores, Platinum Equity’s growth has been fueled by the organic growth and increased value within its operations and by strategic acquisitions that provide additional customers, employees and services.  Additional information can be found at Platinum Equity’s website, www.platinumequity.com.

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ADDITIONAL INFORMATION

Important Additional Information Regarding the Merger will be Filed with the SEC:

This press release may be deemed to be soliciting material relating to the proposed merger between IDG and an affiliate of Platinum Equity. In connection with the proposed merger, IDG will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.  Stockholders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. IDG’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Industrial Distribution Group, Inc., 950 E. Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100, or from IDG’s website, www.idglink.com.

IDG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from IDG’s stockholders with respect to the merger. Information about IDG’s directors and executive officers and their ownership of IDG common stock is set forth in the proxy statement for IDG’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2007. Stockholders and investors may obtain additional information regarding the interests of IDG and its directors and executive officers in the merger, which may be different than those of IDG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, when they have been filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

The foregoing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. Industrial Distribution Group, Inc. (the “Company”) warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, (i) approval of the transaction and (ii) satisfaction of conditions to the transaction, many of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties.  If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied.  You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

Jack P. Healey
Executive Vice President and Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100